Exhibit 99.1

News Release

AMERIS BANCORP ANNOUNCES FOURTH QUARTER AND

FULL YEAR 2023 FINANCIAL RESULTS

Highlights of the Company’s results for the full year 2023 include the following:

•	Net income of $269.1 million, or $3.89 per diluted share
•	Adjusted net income(1) of $276.3 million, or $4.00 per diluted share
•	Growth in tangible book value(1) of $3.72 per share, or 12.4%, to $33.64 at December 31, 2023
•	Increase in the allowance for credit losses to 1.52% of loans, from 1.04% at December 31, 2022, due to forecasted economic conditions, particularly related to commercial real estate price levels
•	Nonperforming portfolio assets, excluding government-guaranteed loans, as a percentage of total assets improved to 0.33% at December 31, 2023, compared with 0.34% at December 31, 2022
•	Adjusted efficiency ratio(1) of 52.58%
•	Organic growth in loans of $414.1 million, or 2.1%
•	Growth in total deposits of $1.25 billion, or 6.4%
•	Growth in TCE ratio(1) of 97bps, or 11.2%, to 9.64% at December 31, 2023

Significant items from the Company’s results for the fourth quarter of 2023 include the following:

•	Net income of $65.9 million, or $0.96 per diluted share
•	Adjusted net income(1) of $73.6 million, or $1.07 per diluted share
•	Stable net interest margin of 3.54%
•	Adjusted efficiency ratio(1) of 52.87%
•	Growth in TCE ratio(1) of 53bps to 9.64% at December 31, 2023, compared with 9.11% last quarter

ATLANTA, GA, January 25, 2024 - Ameris Bancorp (Nasdaq: ABCB) (the “Company”) today reported net income of $65.9 million, or $0.96 per diluted share, for the quarter ended December 31, 2023, compared with $82.2 million, or $1.18 per diluted share, for the quarter ended December 31, 2022. The Company reported adjusted net income(1) of $73.6 million, or $1.07 per diluted share, for the quarter ended December 31, 2023, compared with $81.1 million, or $1.17 per diluted share, for the same period in 2022. Adjusted net income excludes after-tax merger and conversion charges, FDIC special assessment, natural disaster expenses, servicing right valuation adjustments, gain on bank owned life insurance (“BOLI”) proceeds, gain on sale of mortgage servicing rights (“MSR”) and gain/loss on sale of bank premises.

For the year ended December 31, 2023, the Company reported net income of $269.1 million, or $3.89 per diluted share, compared with $346.5 million, or $4.99 per diluted share, for 2022. The Company reported adjusted net income(1) of $276.3 million, or $4.00 per diluted share, for the year ended December 31, 2023, compared with $329.4 million, or $4.75 per diluted share, for 2022. Adjusted net income for the year excludes the same items listed above for the fourth quarter.

Commenting on the Company’s results, Palmer Proctor, the Company’s Chief Executive Officer, said, “The solid fourth quarter financial results were a successful way to end 2023 and have us well positioned for 2024. For the quarter and the full year, we continued to grow tangible book value and strengthened our balance sheet through strong deposit growth, controlled loan growth, sound asset quality, increased reserves for credit losses and robust capital growth. We continue to operate with discipline to execute our strategies and to produce strong financial results. Looking forward, we are focused on maintaining disciplined growth and top of peer group financial results in our strong Southeastern markets.”

(1) Considered non-GAAP financial measure - See reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9D

Net Interest Income and Net Interest Margin

Net interest income on a tax-equivalent basis for 2023 increased to $838.8 million, compared with $804.9 million for 2022. The Company's net interest margin was 3.61% for 2023, compared with 3.76% for 2022. The Company recorded accretion income of $910,000 for 2023, compared with accretion expense of $285,000 for 2022. The increase in net interest income is primarily attributable to deployment of excess liquidity in the loan and securities portfolios during the year.

Net interest income on a tax-equivalent basis (TE) was $207.0 million in the fourth quarter of 2023, a decrease of $1.7 million, or 0.8%, from last quarter and $18.0 million, or 8.0%, compared with the fourth quarter of 2022. The Company's net interest margin was stable at 3.54% for both the third and fourth quarters of 2023, while down from 4.03% reported for the fourth quarter of 2022.

Yields on earning assets increased seven basis points during the quarter to 5.69%, compared with 5.62% in the third quarter of 2023, and increased 78 basis points from 4.91% in the fourth quarter of 2022. Yields on loans increased to 5.83% during the fourth quarter of 2023, compared with 5.81% for the third quarter of 2023 and 5.07% for the fourth quarter of 2022.

Loan production in the banking division during the fourth quarter of 2023 was $417.4 million, with weighted average yields of 10.35%, compared with $621.0 million and 9.49%, respectively, in the third quarter of 2023 and $612.9 million and 7.92%, respectively, in the fourth quarter of 2022.  Loan production in the lines of business (including retail mortgage, warehouse lending, SBA and premium finance) amounted to an additional $3.3 billion during the fourth quarter of 2023, with weighted average yields of 7.38%, compared with $4.2 billion and 7.28%, respectively, during the third quarter of 2023 and $3.6 billion and 6.06%, respectively, during the fourth quarter of 2022.

The Company’s total cost of funds was 2.32% in the fourth quarter of 2023, an increase of eight basis points compared with the third quarter of 2023. Deposit costs increased 16 basis points during the fourth quarter of 2023 to 2.16%, compared with 2.00% in the third quarter of 2023. Costs of interest-bearing deposits increased during the quarter from 2.97% in the third quarter of 2023 to 3.17% in the fourth quarter of 2023, reflecting deposit beta catch-up in the current hold phase of the interest rate cycle.

Noninterest Income

Noninterest income decreased $6.9 million, or 11.0%, in the fourth quarter of 2023 to $56.2 million, compared with $63.2 million for the third quarter of 2023, primarily as a result of decreased mortgage banking activity, which declined by $4.8 million, or 13.3%, to $31.5 million in the fourth quarter of 2023, compared with $36.3 million for the third quarter of 2023. Gain on sale spreads decreased to 1.93% in the fourth quarter of 2023 from 2.15% for the third quarter of 2023. Total production in the retail mortgage division decreased to $891.1 million in the fourth quarter of 2023, compared with $1.18 billion for the third quarter of 2023. The retail mortgage open pipeline was $400.1 million at the end of the fourth quarter of 2023, compared with $623.9 million at September 30, 2023.

For the full year 2023, noninterest income decreased $41.6 million, or 14.6%, to $242.8 million, compared with $284.4 million for 2022, primarily as a result of decreased mortgage banking activity, which declined by $45.0 million, or 24.3%, to $139.9 million in 2023, compared with $184.9 million in 2022. Production in the retail mortgage division decreased to $4.3 billion in 2023, compared with $5.5 billion in 2022, while gain on sale spreads narrowed to 2.07% in 2023 from 2.27% in 2022.

Noninterest Expense

Noninterest expense increased $7.6 million, or 5.3%, to $149.0 million during the fourth quarter of 2023, compared with $141.4 million for the third quarter of 2023.  During the fourth quarter of 2023, the Company recorded $11.6 million related to the FDIC special assessment and a $1.9 million gain on sale of bank premises. Excluding those charges, adjusted expenses(1) decreased approximately $2.1 million, or 1.5%, to $139.3 million in the fourth quarter of 2023, from $141.4 million in the third quarter of 2023. The decrease in adjusted expenses(1) resulted from a $4.5 million decline in mortgage expenses related to reduced production, offset by a $3.3 million increase in the banking division, the majority of which was related to increased legal and professional fees, data processing expenses and a decrease in the gain on sale of OREO properties. Management continues to deliver high performing operating efficiency, with an adjusted efficiency ratio(1) of 52.87% in the fourth quarter of 2023, compared with 52.02% in the third quarter of 2023.

(1) Considered non-GAAP financial measure - See reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9D

For the full year 2023, noninterest expense increased $17.6 million, or 3.1%, to $578.3 million, compared with $560.7 million in 2022. Excluding adjustment items of $9.7 million in 2023 and $1.3 million in 2022, adjusted expenses increased $9.3 million, or 1.7% to $586.6 million in 2023, from $559.3 million in 2022. This increase is primarily attributable to a reduction in deferred loan origination costs, partially offset by a reduction in variable expenses related to mortgage production.

Income Tax Expense

The Company's effective tax rate for 2023 was 24.6%, compared with 23.5% in 2022. The Company's effective tax rate for the fourth quarter of 2023 was 27.1%, compared with 23.7% in the third quarter of 2023. The increased rate for the fourth quarter of 2023 was primarily a result of a return to provision adjustment when the Company filed its 2022 income tax returns in the fourth quarter of 2023.

Balance Sheet Trends

Total assets at December 31, 2023 were $25.20 billion, compared with $25.05 billion at December 31, 2022. Debt securities available-for-sale decreased to $1.40 billion, compared with $1.50 billion at December 31, 2022. Loans, net of unearned income, increased $414.1 million, or 2.1%, to $20.27 billion at December 31, 2023, compared with $19.86 billion at December 31, 2022. Loans held for sale decreased $110.7 million from $392.1 million at December 31, 2022 to $281.3 million at December 31, 2023 due to a decline in mortgage activity resulting from the rising rate environment.

At December 31, 2023, total deposits amounted to $20.71 billion, or 97.0% of total funding, compared with $19.46 billion and 90.7%, respectively, at December 31, 2022. During the fourth quarter of 2023, deposits grew $118.2 million with NOW and money market accounts increasing $513.9 million and retail CD accounts increasing $48.5 million, with such increases being offset in part by a $98.0 million decrease in noninterest-bearing accounts and a $324.2 million decrease in brokered CDs. Due to the increased interest rate environment, the Company continued to see the shift of customer deposits from noninterest bearing accounts into interest bearing accounts, such that at December 31, 2023, noninterest-bearing deposit accounts were $6.49 billion, or 31.3% of total deposits, compared with $7.93 billion, or 40.7% of total deposits, at December 31, 2022.

During the fourth quarter of 2023, utilizing existing liquidity the Company reduced borrowings with the FHLB by $700.0 million.

Shareholders’ equity at December 31, 2023 totaled $3.43 billion, an increase of $229.3 million, or 7.2%, from December 31, 2022.  The increase in shareholders’ equity was primarily the result of earnings of $269.1 million during 2023, partially offset by dividends declared and share repurchases. Tangible book value per share(1) increased $1.26 per share, or 15.4% annualized, during the fourth quarter to $33.64 at December 31, 2023. The Company recorded an improvement of $0.36 per share of tangible book value(1) this quarter from other comprehensive income related to the decrease in net unrealized losses on the securities portfolio. For the year-to-date period, tangible book value per share(1) increased $3.72, or 12.4%, to $33.64 at December 31, 2023, compared with $29.92 at December 31, 2022.  Tangible common equity as a percentage of tangible assets was 9.64% at December 31, 2023, compared with 8.67% at the end of 2022.

Credit Quality

Credit quality remains strong in the Company. During the fourth quarter of 2023, the Company recorded a provision for credit losses of $23.0 million, compared with a provision of $24.5 million in the third quarter of 2023. Nonperforming assets as a percentage of total assets increased 11 basis points to 0.69% during the quarter. Approximately $90.2 million, or 51.7%, of the nonperforming assets at December 31, 2023 were GNMA-guaranteed mortgage loans, which have minimal loss exposure. Excluding these government-guaranteed loans, nonperforming assets as a percentage of total assets were only 0.33% at December 31, 2023, compared with 0.27% at September 30, 2023. The net charge-off ratio was 26 basis points for the fourth quarter of 2023, compared with 23 basis points in the third quarter of 2023.

Conference Call

The Company will host a teleconference at 9:00 a.m. Eastern time on Friday, January 26, 2024, to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-877-317-6789. The conference call access code is Ameris Bancorp. A replay of the call will be available one hour after the end of the conference call until February 2, 2024. To listen to the replay, dial 1-877-344-7529. The conference replay access code is 3003910. The financial information discussed will also be available on the Investor Relations page of the Ameris Bank website at ir.amerisbank.com.

(1) Considered non-GAAP financial measure - See reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9D

About Ameris Bancorp

Ameris Bancorp is the parent of Ameris Bank, a state-chartered bank headquartered in Atlanta, Georgia. Ameris operates 164 financial centers across the Southeast and also serves consumer and business customers nationwide through select lending channels. Ameris manages $25.20 billion in assets as of December 31, 2023, and provides a full range of traditional banking and lending products, treasury and cash management, insurance premium financing, and mortgage and refinancing services. Learn more about Ameris at www.amerisbank.com.

(1) Considered non-GAAP financial measure - See reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9D

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP financial measures in its analysis of the Company’s performance. These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet. The Company’s management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies.

This news release contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals. Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this news release are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness of borrowers, collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin; expectations on credit quality and performance; legislative and regulatory changes; changes in U.S. government monetary and fiscal policy; competitive pressures on product pricing and services; the cost savings and any revenue synergies expected to result from acquisition transactions, which may not be fully realized within the expected timeframes if at all; the success and timing of other business strategies; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Company's subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

For more information, contact:

Nicole S. Stokes

Chief Financial Officer

(404) 240-1514

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Financial Highlights	Table 1

	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands except per share data)	2023	2023	2023	2023	2022	2023	2022
EARNINGS
Net income	$65,934	$80,115	$62,635	$60,421	$82,221	$269,105	$346,540
Adjusted net income	$73,568	$80,115	$62,635	$59,935	$81,086	$276,253	$329,415

COMMON SHARE DATA
Earnings per share available to common shareholders
Basic	$0.96	$1.16	$0.91	$0.87	$1.19	$3.90	$5.01
Diluted	$0.96	$1.16	$0.91	$0.87	$1.18	$3.89	$4.99
Adjusted diluted EPS(1)	$1.07	$1.16	$0.91	$0.86	$1.17	$4.00	$4.75
Cash dividends per share	$0.15	$0.15	$0.15	$0.15	$0.15	$0.60	$0.60
Book value per share (period end)	$49.62	$48.41	$47.51	$46.89	$46.09	$49.62	$46.09
Tangible book value per share (period end)(1)	$33.64	$32.38	$31.42	$30.79	$29.92	$33.64	$29.92
Weighted average number of shares
Basic	68,824,004	68,879,352	68,989,549	69,171,562	69,138,431	68,977,453	69,193,591
Diluted	69,014,793	68,994,247	69,034,763	69,322,664	69,395,224	69,104,158	69,419,721
Period end number of shares	69,053,341	69,138,461	69,139,783	69,373,863	69,369,050	69,053,341	69,369,050
Market data
High intraday price	$53.84	$45.34	$37.18	$50.54	$54.24	$53.84	$55.62
Low intraday price	$34.26	$33.21	$28.33	$34.28	$44.61	$28.33	$38.22
Period end closing price	$53.05	$38.39	$34.21	$36.58	$47.14	$53.05	$47.14
Average daily volume	390,190	361,167	475,198	452,242	340,890	419,347	400,670

PERFORMANCE RATIOS
Return on average assets	1.03%	1.25%	0.98%	0.98%	1.34%	1.06%	1.47%
Adjusted return on average assets(1)	1.15%	1.25%	0.98%	0.97%	1.32%	1.09%	1.39%
Return on average common equity	7.73%	9.56%	7.63%	7.54%	10.30%	8.12%	11.24%
Adjusted return on average tangible common equity(1)	12.81%	14.35%	11.53%	11.41%	15.78%	12.55%	16.92%
Earning asset yield (TE)	5.69%	5.62%	5.52%	5.25%	4.91%	5.52%	4.19%
Total cost of funds	2.32%	2.24%	2.05%	1.59%	0.94%	2.05%	0.46%
Net interest margin (TE)	3.54%	3.54%	3.60%	3.76%	4.03%	3.61%	3.76%
Efficiency ratio	56.80%	52.21%	53.60%	52.08%	49.57%	53.65%	51.65%
Adjusted efficiency ratio (TE)(1)	52.87%	52.02%	53.41%	51.99%	49.61%	52.58%	52.48%

CAPITAL ADEQUACY (period end)
Shareholders' equity to assets	13.60%	13.02%	12.73%	12.47%	12.76%	13.60%	12.76%
Tangible common equity to tangible assets(1)	9.64%	9.11%	8.80%	8.55%	8.67%	9.64%	8.67%

OTHER DATA (period end)
Full time equivalent employees
Banking Division	2,060	2,049	2,069	2,093	2,079	2,060	2,079
Retail Mortgage Division	595	601	613	630	633	595	633
Warehouse Lending Division	7	8	8	8	8	7	8
SBA Division	28	33	35	39	39	28	39
Premium Finance Division	75	78	76	78	76	75	76
Total Ameris Bancorp FTE headcount	2,765	2,769	2,801	2,848	2,835	2,765	2,835

Branch locations	164	164	164	164	164	164	164
Deposits per branch location	$126,271	$125,551	$124,653	$121,326	$118,675	$126,271	$118,675

(1) Considered non-GAAP financial measure - See reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9D

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Income Statement	Table 2

	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands except per share data)	2023	2023	2023	2023	2022	2023	2022
Interest income
Interest and fees on loans	$303,487	$304,699	$292,012	$271,964	$250,263	$1,172,162	$834,969
Interest on taxable securities	14,033	14,754	15,915	14,300	13,029	59,002	34,656
Interest on nontaxable securities	326	331	339	339	358	1,335	1,176
Interest on deposits in other banks	14,368	10,769	13,686	9,113	9,984	47,936	23,008
Interest on federal funds sold	—	—	—	—	8	—	77
Total interest income	332,214	330,553	321,952	295,716	273,642	1,280,435	893,886

Interest expense
Interest on deposits	111,749	102,999	88,087	53,182	33,071	356,017	56,105
Interest on other borrowings	14,364	19,803	24,325	30,882	16,434	89,374	36,755
Total interest expense	126,113	122,802	112,412	84,064	49,505	445,391	92,860

Net interest income	206,101	207,751	209,540	211,652	224,137	835,044	801,026

Provision for loan losses	30,401	30,095	43,643	49,376	24,648	153,515	52,610
Provision for unfunded commitments	(7,438)	(5,634)	1,873	346	8,246	(10,853)	19,226
Provision for other credit losses	(11)	(2)	—	7	(4)	(6)	(139)
Provision for credit losses	22,952	24,459	45,516	49,729	32,890	142,656	71,697
Net interest income after provision for credit losses	183,149	183,292	164,024	161,923	191,247	692,388	729,329

Noninterest income
Service charges on deposit accounts	12,252	12,092	11,295	10,936	11,125	46,575	44,499
Mortgage banking activity	31,461	36,290	40,742	31,392	22,855	139,885	184,904
Other service charges, commissions and fees	1,234	1,221	975	971	968	4,401	3,875
Gain (loss) on securities	(288)	(16)	(6)	6	3	(304)	203
Other noninterest income	11,589	13,594	14,343	12,745	13,397	52,271	50,943
Total noninterest income	56,248	63,181	67,349	56,050	48,348	242,828	284,424

Noninterest expense
Salaries and employee benefits	75,966	81,898	81,336	80,910	75,196	320,110	319,719
Occupancy and equipment	13,197	12,745	12,522	12,986	12,905	51,450	51,361
Data processing and communications expenses	14,028	12,973	13,451	13,034	12,486	53,486	49,228
Credit resolution-related expenses(1)	157	(1,360)	848	435	372	80	29
Advertising and marketing	2,974	2,723	2,627	3,532	3,818	11,856	12,481
Amortization of intangible assets	4,425	4,425	4,688	4,706	4,709	18,244	19,744
Merger and conversion charges	—	—	—	—	235	—	1,212
Other noninterest expenses	38,264	28,042	32,931	23,818	25,340	123,055	106,881
Total noninterest expense	149,011	141,446	148,403	139,421	135,061	578,281	560,655

Income before income tax expense	90,386	105,027	82,970	78,552	104,534	356,935	453,098
Income tax expense	24,452	24,912	20,335	18,131	22,313	87,830	106,558
Net income	$65,934	$80,115	$62,635	$60,421	$82,221	$269,105	$346,540

Diluted earnings per common share	$0.96	$1.16	$0.91	$0.87	$1.18	$3.89	$4.99

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Period End Balance Sheet	Table 3

	Dec	Sep	Jun	Mar	Dec
(dollars in thousands)	2023	2023	2023	2023	2022
Assets
Cash and due from banks	$230,470	$241,137	$284,552	$266,400	$284,567
Federal funds sold and interest-bearing deposits in banks	936,834	1,304,636	1,034,578	1,754,453	833,565
Debt securities available-for-sale, at fair value	1,402,944	1,424,081	1,460,356	1,496,836	1,500,060
Debt securities held-to-maturity, at amortized cost	141,512	141,859	142,513	134,175	134,864
Other investments	71,794	104,957	109,656	146,715	110,992
Loans held for sale	281,332	381,466	391,472	395,096	392,078

Loans, net of unearned income	20,269,303	20,201,079	20,471,759	19,997,871	19,855,253
Allowance for credit losses	(307,100)	(290,104)	(272,071)	(242,658)	(205,677)
Loans, net	19,962,203	19,910,975	20,199,688	19,755,213	19,649,576

Other real estate owned	6,199	3,397	6,170	1,502	843
Premises and equipment, net	216,435	217,564	218,662	218,878	220,283
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangible assets, net	87,949	92,375	96,800	101,488	106,194
Cash value of bank owned life insurance	395,778	393,769	391,483	389,201	388,405
Other assets	454,603	465,968	449,042	412,781	416,213
Total assets	$25,203,699	$25,697,830	$25,800,618	$26,088,384	$25,053,286

Liabilities
Deposits
Noninterest-bearing	$6,491,639	$6,589,610	$6,706,897	$7,297,893	$7,929,579
Interest-bearing	14,216,870	14,000,735	13,736,228	12,599,562	11,533,159
Total deposits	20,708,509	20,590,345	20,443,125	19,897,455	19,462,738
Other borrowings	509,586	1,209,553	1,536,989	2,401,327	1,875,736
Subordinated deferrable interest debentures	130,315	129,817	129,319	128,820	128,322
Other liabilities	428,542	421,046	406,555	407,587	389,090
Total liabilities	21,776,952	22,350,761	22,515,988	22,835,189	21,855,886

Shareholders' Equity
Preferred stock	—	—	—	—	—
Common stock	72,516	72,514	72,515	72,484	72,264
Capital stock	1,945,385	1,942,852	1,939,865	1,937,664	1,935,211
Retained earnings	1,539,957	1,484,424	1,414,742	1,362,512	1,311,258
Accumulated other comprehensive income (loss), net of tax	(35,939)	(60,818)	(50,618)	(35,581)	(46,507)
Treasury stock	(95,172)	(91,903)	(91,874)	(83,884)	(74,826)
Total shareholders' equity	3,426,747	3,347,069	3,284,630	3,253,195	3,197,400
Total liabilities and shareholders' equity	$25,203,699	$25,697,830	$25,800,618	$26,088,384	$25,053,286

Other Data
Earning assets	$23,103,719	$23,558,078	$23,610,334	$23,925,146	$22,826,812
Intangible assets	1,103,595	1,108,021	1,112,446	1,117,134	1,121,840
Interest-bearing liabilities	14,856,771	15,340,105	15,402,536	15,129,709	13,537,217
Average assets	25,341,990	25,525,913	25,631,846	25,115,927	24,354,979
Average common shareholders' equity	3,383,554	3,324,960	3,293,049	3,250,289	3,168,320

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Asset Quality Information	Table 4

	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2023	2023	2023	2023	2022	2023	2022
Allowance for Credit Losses
Balance at beginning of period	$339,180	$326,783	$295,497	$258,163	$229,135	$258,163	$200,981

Adoption of ASU 2022-02	—	—	—	(1,711)	—	(1,711)	—

Provision for loan losses	30,401	30,095	43,643	49,376	24,648	153,515	52,610
Provision for unfunded commitments	(7,438)	(5,634)	1,873	346	8,246	(10,853)	19,226
Provision for other credit losses	(11)	(2)	—	7	(4)	(6)	(139)
Provision for credit losses	22,952	24,459	45,516	49,729	32,890	142,656	71,697

Charge-offs	20,104	19,488	20,670	14,956	8,371	75,218	33,075
Recoveries	6,699	7,426	6,440	4,272	4,509	24,837	18,560
Net charge-offs (recoveries)	13,405	12,062	14,230	10,684	3,862	50,381	14,515

Ending balance	$348,727	$339,180	$326,783	$295,497	$258,163	$348,727	$258,163

Allowance for loan losses	$307,100	$290,104	$272,071	$242,658	$205,677	$307,100	$205,677
Allowance for unfunded commitments	41,558	48,996	54,630	52,757	52,411	41,558	52,411
Allowance for other credit losses	69	80	82	82	75	69	75
Total allowance for credit losses	$348,727	$339,180	$326,783	$295,497	$258,163	$348,727	$258,163

Net Charge-off Information
Charge-offs
Commercial, financial and agricultural	$15,840	$16,519	$13,316	$12,233	$5,108	$57,908	$18,635
Consumer	2,785	948	2,052	1,140	1,136	6,925	4,926
Indirect automobile	20	36	65	34	86	155	265
Premium Finance	1,347	1,951	1,848	1,421	1,812	6,567	5,452
Real estate - construction and development	—	—	—	—	27	—	27
Real estate - commercial and farmland	84	—	3,320	—	196	3,404	3,574
Real estate - residential	28	34	69	128	6	259	196
Total charge-offs	20,104	19,488	20,670	14,956	8,371	75,218	33,075
Recoveries
Commercial, financial and agricultural	4,701	4,745	3,545	2,043	2,072	15,034	9,954
Consumer	130	203	194	297	217	824	882
Indirect automobile	177	158	225	216	229	776	1,045
Premium Finance	1,100	1,639	1,680	1,382	1,682	5,801	5,065
Real estate - construction and development	303	74	472	100	223	949	892
Real estate - commercial and farmland	90	371	61	44	48	566	225
Real estate - residential	198	236	263	190	38	887	497
Total recoveries	6,699	7,426	6,440	4,272	4,509	24,837	18,560
Net charge-offs (recoveries)	$13,405	$12,062	$14,230	$10,684	$3,862	$50,381	$14,515

Non-Performing Assets
Nonaccrual portfolio loans	$60,961	$53,806	$57,025	$68,028	$65,221	$60,961	$65,221
Other real estate owned	6,199	3,397	6,170	1,502	843	6,199	843
Repossessed assets	17	22	9	25	28	17	28
Accruing loans delinquent 90 days or more	16,988	11,891	13,424	15,792	17,865	16,988	17,865
Non-performing portfolio assets	$84,165	$69,116	$76,628	$85,347	$83,957	$84,165	$83,957
Serviced GNMA-guaranteed mortgage nonaccrual loans	90,156	80,752	69,655	74,999	69,587	90,156	69,587
Total non-performing assets	$174,321	$149,868	$146,283	$160,346	$153,544	$174,321	$153,544

Asset Quality Ratios
Non-performing portfolio assets as a percent of total assets	0.33%	0.27%	0.30%	0.33%	0.34%	0.33%	0.34%
Total non-performing assets as a percent of total assets	0.69%	0.58%	0.57%	0.61%	0.61%	0.69%	0.61%
Net charge-offs as a percent of average loans (annualized)	0.26%	0.23%	0.28%	0.22%	0.08%	0.25%	0.08%

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Loan Information	Table 5

	Dec	Sep	Jun	Mar	Dec
(dollars in thousands)	2023	2023	2023	2023	2022
Loans by Type
Commercial, financial and agricultural	$2,688,929	$2,632,836	$2,718,831	$2,722,180	$2,679,403
Consumer	241,552	259,797	307,486	349,775	384,037
Indirect automobile	34,257	47,108	63,231	83,466	108,648
Mortgage warehouse	818,728	852,823	1,147,413	958,418	1,038,924
Municipal	492,668	497,093	510,410	505,515	509,151
Premium Finance	946,562	1,007,334	988,731	947,257	1,023,479
Real estate - construction and development	2,129,187	2,236,686	2,217,744	2,144,605	2,086,438
Real estate - commercial and farmland	8,059,754	7,865,389	7,815,779	7,721,732	7,604,868
Real estate - residential	4,857,666	4,802,013	4,702,134	4,564,923	4,420,305
Total loans	$20,269,303	$20,201,079	$20,471,759	$19,997,871	$19,855,253

Loans by Risk Grade
Grades 1 through 5 - Pass	$19,846,731	$19,812,895	$20,114,816	$19,654,232	$19,513,726
Grade 6 - Other assets especially mentioned	203,725	187,449	171,035	116,345	104,614
Grade 7 - Substandard	218,847	200,735	185,908	227,294	236,913
Grade 8 - Doubtful	—	—	—	—	—
Grade 9 - Loss	—	—	—	—	—
Total loans	$20,269,303	$20,201,079	$20,471,759	$19,997,871	$19,855,253

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Average Balances	Table 6

	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2023	2023	2023	2023	2022	2023	2022
Earning Assets
Federal funds sold	$—	$—	$—	$—	$924	$—	$10,836
Interest-bearing deposits in banks	936,733	864,028	998,609	859,614	1,009,935	914,818	1,993,672
Debt securities - taxable	1,503,889	1,548,647	1,582,076	1,586,404	1,451,861	1,555,009	1,065,511
Debt securities - nontaxable	40,227	40,896	42,580	43,052	44,320	41,679	39,779
Other investments	87,678	101,517	117,020	131,044	83,730	109,175	58,170
Loans held for sale	405,080	464,452	577,606	490,295	371,952	484,070	718,599
Loans	20,252,773	20,371,689	20,164,938	19,820,749	19,212,560	20,154,321	17,521,461
Total Earning Assets	$23,226,380	$23,391,229	$23,482,829	$22,931,158	$22,175,282	$23,259,072	$21,408,028

Deposits
Noninterest-bearing deposits	$6,572,190	$6,655,191	$6,729,789	$7,136,373	$8,138,887	$6,771,464	$8,005,201
NOW accounts	3,760,992	3,661,701	3,949,850	4,145,991	3,621,454	3,878,034	3,675,586
MMDA	5,994,361	5,527,731	5,002,590	4,994,195	5,161,047	5,382,865	5,128,497
Savings accounts	817,075	915,678	1,009,749	1,005,614	1,010,966	936,454	1,005,752
Retail CDs	2,281,357	2,200,413	2,024,014	1,612,325	1,450,037	2,031,828	1,604,978
Brokered CDs	1,122,684	1,441,854	1,393,206	125,133	—	1,024,606	—
Total Deposits	20,548,659	20,402,568	20,109,198	19,019,631	19,382,391	20,025,251	19,420,014
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	—	—	—	—	1	—	1,477
FHLB advances	538,096	943,855	1,408,855	1,968,811	918,228	1,210,242	279,409
Other borrowings	311,091	312,572	316,626	361,445	377,056	325,260	393,393
Subordinated deferrable interest debentures	130,054	129,554	129,056	128,557	128,060	129,310	127,316
Total Non-Deposit Funding	979,241	1,385,981	1,854,537	2,458,813	1,423,345	1,664,812	801,595
Total Funding	$21,527,900	$21,788,549	$21,963,735	$21,478,444	$20,805,736	$21,690,063	$20,221,609

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Interest Income and Interest Expense (TE)	Table 7

	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2023	2023	2023	2023	2022	2023	2022
Interest Income
Federal funds sold	$—	$—	$—	$—	$8	$—	$77
Interest-bearing deposits in banks	14,368	10,769	13,686	9,113	9,984	47,936	23,008
Debt securities - taxable	14,033	14,754	15,915	14,300	13,029	59,002	34,656
Debt securities - nontaxable (TE)	413	418	430	429	454	1,690	1,489
Loans held for sale	6,846	7,460	8,398	7,007	5,519	29,711	29,699
Loans (TE)	297,501	298,102	284,471	265,802	245,603	1,145,876	808,826
Total Earning Assets	$333,161	$331,503	$322,900	$296,651	$274,597	$1,284,215	$897,755

Interest Expense
Interest-Bearing Deposits
NOW accounts	$19,293	$17,255	$18,003	$15,033	$8,564	$69,584	$14,367
MMDA	54,002	45,683	35,224	27,809	20,683	162,718	33,143
Savings accounts	974	1,791	2,296	1,288	654	6,349	1,287
Retail CDs	22,257	19,013	14,751	7,629	3,170	63,650	7,308
Brokered CDs	15,223	19,257	17,813	1,423	—	53,716	—
Total Interest-Bearing Deposits	111,749	102,999	88,087	53,182	33,071	356,017	56,105
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	—	—	—	—	—	—	4
FHLB advances	7,089	12,543	17,222	22,448	8,801	59,302	9,710
Other borrowings	3,798	3,821	3,902	5,349	4,953	16,870	19,209
Subordinated deferrable interest debentures	3,477	3,439	3,201	3,085	2,680	13,202	7,832
Total Non-Deposit Funding	14,364	19,803	24,325	30,882	16,434	89,374	36,755
Total Interest-Bearing Funding	$126,113	$122,802	$112,412	$84,064	$49,505	$445,391	$92,860

Net Interest Income (TE)	$207,048	$208,701	$210,488	$212,587	$225,092	$838,824	$804,895

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Yields(1)	Table 8

	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
	2023	2023	2023	2023	2022	2023	2022
Earning Assets
Federal funds sold	—%	—%	—%	—%	3.43%	—%	0.71%
Interest-bearing deposits in banks	6.09%	4.94%	5.50%	4.30%	3.92%	5.24%	1.15%
Debt securities - taxable	3.70%	3.78%	4.03%	3.66%	3.56%	3.79%	3.25%
Debt securities - nontaxable (TE)	4.07%	4.06%	4.05%	4.04%	4.06%	4.05%	3.74%
Loans held for sale	6.71%	6.37%	5.83%	5.80%	5.89%	6.14%	4.13%
Loans (TE)	5.83%	5.81%	5.66%	5.44%	5.07%	5.69%	4.62%
Total Earning Assets	5.69%	5.62%	5.52%	5.25%	4.91%	5.52%	4.19%

Interest-Bearing Deposits
NOW accounts	2.04%	1.87%	1.83%	1.47%	0.94%	1.79%	0.39%
MMDA	3.57%	3.28%	2.82%	2.26%	1.59%	3.02%	0.65%
Savings accounts	0.47%	0.78%	0.91%	0.52%	0.26%	0.68%	0.13%
Retail CDs	3.87%	3.43%	2.92%	1.92%	0.87%	3.13%	0.46%
Brokered CDs	5.38%	5.30%	5.13%	4.61%	—%	5.24%	—%
Total Interest-Bearing Deposits	3.17%	2.97%	2.64%	1.82%	1.17%	2.69%	0.49%
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	—%	—%	—%	—%	—%	—%	0.27%
FHLB advances	5.23%	5.27%	4.90%	4.62%	3.80%	4.90%	3.48%
Other borrowings	4.84%	4.85%	4.94%	6.00%	5.21%	5.19%	4.88%
Subordinated deferrable interest debentures	10.61%	10.53%	9.95%	9.73%	8.30%	10.21%	6.15%
Total Non-Deposit Funding	5.82%	5.67%	5.26%	5.09%	4.58%	5.37%	4.59%
Total Interest-Bearing Liabilities	3.35%	3.22%	2.96%	2.38%	1.55%	2.99%	0.76%

Net Interest Spread	2.34%	2.40%	2.56%	2.87%	3.36%	2.53%	3.43%

Net Interest Margin(2)	3.54%	3.54%	3.60%	3.76%	4.03%	3.61%	3.76%

Total Cost of Funds(3)	2.32%	2.24%	2.05%	1.59%	0.94%	2.05%	0.46%

(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 21%.

(2) Rate calculated based on average earning assets.

(3) Rate calculated based on total average funding including noninterest-bearing deposits.

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Non-GAAP Reconciliations

Adjusted Net Income	Table 9A

	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands except per share data)	2023	2023	2023	2023	2022	2023	2022
Net income available to common shareholders	$65,934	$80,115	$62,635	$60,421	$82,221	$269,105	$346,540

Adjustment items:
Merger and conversion charges	—	—	—	—	235	—	1,212
Gain on sale of MSR	—	—	—	—	(1,672)	—	(1,356)
Servicing right impairment (recovery)	—	—	—	—	—	—	(21,824)
Gain on BOLI proceeds	—	—	—	(486)	—	(486)	(55)
FDIC special assessment	11,566	—	—	—	—	11,566	—
Natural disaster expenses	—	—	—	—	—	—	151
(Gain) loss on bank premises	(1,903)	—	—	—	—	(1,903)	(45)
Tax effect of adjustment items (Note 1)	(2,029)	—	—	—	302	(2,029)	4,792
After tax adjustment items	7,634	—	—	(486)	(1,135)	7,148	(17,125)
Adjusted net income	$73,568	$80,115	$62,635	$59,935	$81,086	$276,253	$329,415

Weighted average number of shares - diluted	69,014,793	68,994,247	69,034,763	69,322,664	69,395,224	69,104,158	69,419,721
Net income per diluted share	$0.96	$1.16	$0.91	$0.87	$1.18	$3.89	$4.99
Adjusted net income per diluted share	$1.07	$1.16	$0.91	$0.86	$1.17	$4.00	$4.75

Average assets	$25,341,990	$25,525,913	$25,631,846	$25,115,927	$24,354,979	$25,404,873	$23,644,754
Return on average assets	1.03%	1.25%	0.98%	0.98%	1.34%	1.06%	1.47%
Adjusted return on average assets	1.15%	1.25%	0.98%	0.97%	1.32%	1.09%	1.39%

Average common equity	$3,383,554	$3,324,960	$3,293,049	$3,250,289	$3,168,320	$3,313,361	$3,083,081
Average tangible common equity	$2,277,810	$2,214,775	$2,178,323	$2,130,856	$2,039,094	$2,200,883	$1,947,222
Return on average common equity	7.73%	9.56%	7.63%	7.54%	10.30%	8.12%	11.24%
Adjusted return on average tangible common equity	12.81%	14.35%	11.53%	11.41%	15.78%	12.55%	16.92%

Note 1:  Tax effect is calculated utilizing a 21% rate for taxable adjustments.  Gain on BOLI proceeds is non-taxable and no tax effect is included.  A portion of the merger and conversion charges for the twelve months ended December 2022 are nondeductible for tax purposes.

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Adjusted Efficiency Ratio (TE)	Table 9B

	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2023	2023	2023	2023	2022	2023	2022
Adjusted Noninterest Expense
Total noninterest expense	$149,011	$141,446	$148.403	$139,421	$135,061	$578,281	$560,655
Adjustment items:
Merger and conversion charges	—	—	—	—	(235)	—	(1,212)
FDIC special assessment	(11,566)	—	—	—	—	(11,566)	—
Natural disaster expenses	—	—	—	—	—	—	(151)
Gain (loss) on bank premises	1,903	—	—	—	—	1,903	45
Adjusted noninterest expense	$139,348	$141,446	$148.403	$139,421	$134,826	$568,618	$559,337

Total Revenue
Net interest income	$206,101	$207,751	$209,540	$211,652	$224,137	$835,044	$801,026
Noninterest income	56,248	63,181	67,349	56,050	48,348	242,828	284,424
Total revenue	$262,349	$270,932	$276,889	$267,702	$272,485	$1,077,872	$1,085,450

Adjusted Total Revenue
Net interest income (TE)	$207,048	$208,701	$210,488	$212,587	$225,092	$838,824	$804,895
Noninterest income	56,248	63,181	67,349	56,050	48,348	242,828	284,424
Total revenue (TE)	263,296	271,882	277,837	268,637	273,440	1,081,652	1,089,319
Adjustment items:
(Gain) loss on securities	288	16	6	(6)	(3)	304	(203)
Gain on sale of MSR	—	—	—	—	(1,672)	—	(1,356)
Gain on BOLI proceeds	—	—	—	(486)	—	(486)	(55)
Servicing right impairment (recovery)	—	—	—	—	—	—	(21,824)
Adjusted total revenue (TE)	$263,584	$271,898	$277,843	$268,145	$271,765	$1,081,470	$1,065,881

Efficiency ratio	56.80%	52.21%	53.60%	52.08%	49.57%	53.65%	51.65%
Adjusted efficiency ratio (TE)	52.87%	52.02%	53.41%	51.99%	49.61%	52.58%	52.48%

Tangible Book Value Per Share	Table 9C

	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands except per share data)	2023	2023	2023	2023	2022	2023	2022
Total shareholders' equity	$3,426,747	$3,347,069	$3,284,630	$3,253,195	$3,197,400	$3,426,747	$3,197,400
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	87,949	92,375	96,800	101,488	106,194	87,949	106,194
Total tangible shareholders' equity	$2,323,152	$2,239,048	$2,172,184	$2,136,061	$2,075,560	$2,323,152	$2,075,560

Period end number of shares	69,053,341	69,138,461	69,139,783	69,373,863	69,369,050	69,053,341	69,369,050
Book value per share (period end)	$49.62	$48.41	$47.51	$46.89	$46.09	$49.62	$46.09
Tangible book value per share (period end)	$33.64	$32.38	$31.42	$30.79	$29.92	$33.64	$29.92

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Tangible Common Equity to Tangible Assets	Table 9D

	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands except per share data)	2023	2023	2023	2023	2022	2023	2022
Total shareholders' equity	$3,426,747	$3,347,069	$3,284,630	$3,253,195	$3,197,400	$3,426,747	$3,197,400
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	87,949	92,375	96,800	101,488	106,194	87,949	106,194
Total tangible shareholders' equity	$2,323,152	$2,239,048	$2,172,184	$2,136,061	$2,075,560	$2,323,152	$2,075,560

Total assets	$25,203,699	$25,697,830	$25,800,618	$26,088,384	$25,053,286	$25,203,699	$25,053,286
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	87,949	92,375	96,800	101,488	106,194	87,949	106,194
Total tangible assets	$24,100,104	$24,589,809	$24,688,172	$24,971,250	$23,931,446	$24,100,104	$23,931,446

Equity to Assets	13.60%	13.02%	12.73%	12.47%	12.76%	13.60%	12.76%
Tangible Common Equity to Tangible Assets	9.64%	9.11%	8.80%	8.55%	8.67%	9.64%	8.67%

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Segment Reporting	Table 10

	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2023	2023	2023	2023	2022	2023	2022
Banking Division
Net interest income	$166,114	$167,595	$171,441	$175,328	$185,909	$680,478	$646,283
Provision for credit losses	21,194	20,833	40,831	47,140	35,946	129,998	61,898
Noninterest income	24,069	26,245	24,652	23,898	23,448	98,864	91,550
Noninterest expense
Salaries and employee benefits	55,687	56,226	55,196	56,442	52,296	223,551	196,823
Occupancy and equipment expenses	11,865	11,437	11,175	11,606	11,482	46,083	45,081
Data processing and telecommunications expenses	12,540	11,786	11,898	11,797	11,085	48,021	43,957
Other noninterest expenses	33,089	20,274	27,643	19,023	21,811	100,029	85,953
Total noninterest expense	113,181	99,723	105,912	98,868	96,674	417,684	371,814
Income before income tax expense	55,808	73,284	49,350	53,218	76,737	231,660	304,121
Income tax expense	17,206	18,283	13,312	12,848	16,545	61,649	75,367
Net income	$38,602	$55,001	$36,038	$40,370	$60,192	$170,011	$228,754

Retail Mortgage Division
Net interest income	$24,053	$22,805	$21,417	$20,027	$19,837	$88,302	$79,194
Provision for credit losses	1,005	2,399	3,278	2,853	(2,778)	9,535	12,351
Noninterest income	30,588	35,691	39,808	31,058	24,011	137,145	182,039
Noninterest expense
Salaries and employee benefits	16,996	21,231	21,930	20,160	19,164	80,317	107,810
Occupancy and equipment expenses	1,210	1,182	1,224	1,283	1,242	4,899	5,579
Data processing and telecommunications expenses	1,318	1,052	1,397	1,069	1,203	4,836	4,580
Other noninterest expenses	11,634	12,153	11,859	11,747	11,126	47,393	48,224
Total noninterest expense	31,158	35,618	36,410	34,259	32,735	137,445	166,193
Income before income tax expense	22,478	20,479	21,537	13,973	13,891	78,467	82,689
Income tax expense	4,720	4,301	4,523	2,934	2,916	16,478	17,364
Net income	$17,758	$16,178	$17,014	$11,039	$10,975	$61,989	$65,325

Warehouse Lending Division
Net interest income	$5,965	$6,008	$6,166	$5,700	$6,601	$23,839	$26,727
Provision for credit losses	(68)	(589)	411	(194)	117	(440)	(1,074)
Noninterest income	929	662	1,404	480	579	3,475	4,537
Noninterest expense
Salaries and employee benefits	296	924	772	802	427	2,794	1,973
Occupancy and equipment expenses	3	1	—	1	1	5	4
Data processing and telecommunications expenses	51	30	44	46	49	171	187
Other noninterest expenses	229	219	223	202	191	873	830
Total noninterest expense	579	1,174	1,039	1,051	668	3,843	2,994
Income before income tax expense	6,383	6,085	6,120	5,323	6,395	23,911	29,344
Income tax expense	1,340	1,278	1,285	1,118	1,342	5,021	6,162
Net income	$5,043	$4,807	$4,835	$4,205	$5,053	$18,890	$23,182

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Segment Reporting (continued)	Table 10

	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2023	2023	2023	2023	2022	2023	2022
SBA Division
Net interest income	$2,168	$1,962	$2,331	$1,957	$2,491	$8,418	$14,724
Provision for credit losses	794	1,677	424	(104)	265	2,791	(349)
Noninterest income	653	579	1,476	605	302	3,313	6,265
Noninterest expense
Salaries and employee benefits	1,014	1,209	1,316	1,309	1,306	4,848	5,305
Occupancy and equipment expenses	36	36	40	37	98	149	360
Data processing and telecommunications expenses	19	32	46	37	30	134	116
Other noninterest expenses	(189)	157	333	422	368	723	1,387
Total noninterest expense	880	1,434	1,735	1,805	1,802	5,854	7,168
Income before income tax expense	1,147	(570)	1,648	861	726	3,086	14,170
Income tax expense	241	(120)	346	181	153	648	2,976
Net income	$906	$(450)	$1,302	$680	$573	$2,438	$11,194

Premium Finance Division
Net interest income	$7,801	$9,381	$8,185	$8,640	$9,299	$34,007	$34,098
Provision for credit losses	27	139	572	34	(660)	772	(1,129)
Noninterest income	9	4	9	9	8	31	33
Noninterest expense
Salaries and employee benefits	1,973	2,308	2,122	2,197	2,003	8,600	7,808
Occupancy and equipment expenses	83	89	83	59	82	314	337
Data processing and telecommunications expenses	100	73	66	85	119	324	388
Other noninterest expenses	1,057	1,027	1,036	1,097	978	4,217	3,953
Total noninterest expense	3,213	3,497	3,307	3,438	3,182	13,455	12,486
Income before income tax expense	4,570	5,749	4,315	5,177	6,785	19,811	22,774
Income tax expense	945	1,170	869	1,050	1,357	4,034	4,689
Net income	$3,625	$4,579	$3,446	$4,127	$5,428	$15,777	$18,085

Total Consolidated
Net interest income	$206,101	$207,751	$209,540	$211,652	$224,137	$835,044	$801,026
Provision for credit losses	22,952	24,459	45,516	49,729	32,890	142,656	71,697
Noninterest income	56,248	63,181	67,349	56,050	48,348	242,828	284,424
Noninterest expense
Salaries and employee benefits	75,966	81,898	81,336	80,910	75,196	320,110	319,719
Occupancy and equipment expenses	13,197	12,745	12,522	12,986	12,905	51,450	51,361
Data processing and telecommunications expenses	14,028	12,973	13,451	13,034	12,486	53,486	49,228
Other noninterest expenses	45,820	33,830	41,094	32,491	34,474	153,235	140,347
Total noninterest expense	149,011	141,446	148,403	139,421	135,061	578,281	560,655
Income before income tax expense	90,386	105,027	82,970	78,552	104,534	356,935	453,098
Income tax expense	24,452	24,912	20,335	18,131	22,313	87,830	106,558
Net income	$65,934	$80,115	$62,635	$60,421	$82,221	$269,105	$346,540